Exhibit 99.1

October 27, 2011

Board of Directors

Exterran GP LLC

16666 Northchase Drive
Houston, Texas 77060

Gentlemen:

This letter is to notify you that I hereby resign from the Board of Directors of Exterran GP LLC (the “Company”) and as Vice President and Chief Financial Officer of the Company, effective November 16, 2011.

Sincerely,

/s/ Michael J. Aaronson
Michael J. Aaronson

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